As filed with the Securities and Exchange Commission on December 21, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NRG Energy, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-1724239
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
211 Carnegie Center
Princeton, New Jersey 08540
(609) 524-4500
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Timothy W.J. O’Brien
Vice President and General Counsel
NRG Energy, Inc.
211 Carnegie Center
Princeton, NJ 08540
Tel.: (609) 524-4500
Fax: (609) 524-4589
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to
Stacy J. Kanter
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Tel.: (212) 725-3000
Fax.: (917) 777-3497

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

	Amount to be
	Registered/Proposed
	Maximum Offering Price
Title of Each Class of	per Unit/Proposed	Amount of
Securities to be Registered	Maximum Offering Price	Registration Fee

Senior Debt Securities	(1)	$0(1)

Subordinated Debt Securities	(1)	$0(1)

Preferred Stock	(1)	$0(1)

Common Stock, par value $0.01 per share	(1)	$0(1)

Guarantees of the Debt Securities(2)	(1)

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all the registration fee.

(2)	Guarantees of the debt securities may be issued by subsidiaries of NRG Energy, Inc. that are listed on the following page under the caption “Table of Additional Registrants.” Pursuant to Rule 457(o), no separate registration fee is payable in respect of the registration of the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

I.R.S. Employer
	Jurisdiction of	Identification
Name of Subsidiary	Formation	Number

Arthur Kill Power LLC	Delaware	41-1937649
Astoria Gas Turbine Power LLC	Delaware	41-1937470
Berrians I Gas Turbine Power LLC	Delaware	41-2008755
Big Cajun II Unit 4 LLC	Delaware	41-2018822
Capistrano Cogeneration Company	California	33-0206988
Chickahominy River Energy Corp.	Virginia	13-3469941
Commonwealth Atlantic Power LLC	Delaware	41-2013264
Conemaugh Power LLC	Delaware	41-1973743
Connecticut Jet Power LLC	Delaware	41-1949386
Devon Power LLC	Delaware	41-1949385
Dunkirk Power LLC	Delaware	41-1937466
Eastern Sierra Energy Company	California	33-0299028
ESOCO Molokai Inc.	Utah	93-1022167
Hanover Energy Company	California	33-0334380
Huntley Power LLC	Delaware	41-1937468
Indian River Operations Inc.	Delaware	41-1973349
Indian River Power LLC	Delaware	41-1973747
James River Power LLC	Delaware	41-2013263
Kaufman Cogen LP	Delaware	76-0606757
Keystone Power LLC	Delaware	41-1973744
Louisiana Generating LLC	Delaware	41-1870498
LS Power Management LLC	Delaware	22-3601356
Middletown Power LLC	Delaware	41-1949384
Montville Power LLC	Delaware	41-1949383
NEO California Power LLC	Delaware	41-1986204
NEO Chester-Gen LLC	Delaware	41-1980236
NEO Corporation	Minnesota	41-1753235
NEO Freehold-Gen LLC	Delaware	41-1980237
NEO Landfill Gas Holdings Inc.	Delaware	41-1854641
NEO Montauk Genco Management LLC	Delaware	41-2014923
NEO Power Services Inc.	Delaware	23-3043507
Norwalk Power LLC	Delaware	41-1949381
NRG Affiliate Services Inc.	Delaware	41-1960764
NRG Arthur Kill Operations Inc.	Delaware	41-1939116
NRG Asia-Pacific, Ltd.	Delaware	98-0138856
NRG Astoria Gas Turbine Operations Inc.	Delaware	41-1939115
NRG Bayou Cove LLC	Delaware	41-2016940
NRG Cabrillo Power Operations Inc.	Delaware	41-1938132
NRG Cadillac Operations Inc.	Delaware	41-1910726
NRG California Peaker Operations LLC	Delaware	20-0088453
NRG Connecticut Affiliate Services Inc.	Delaware	41-1952333
NRG Devon Operations Inc.	Delaware	41-1950239
NRG Development Company Inc.	Delaware	41-1959656

I.R.S. Employer
	Jurisdiction of	Identification
Name of Subsidiary	Formation	Number

NRG Dunkirk Operations Inc.	Delaware	41-1939114
NRG El Segundo Operations Inc.	Delaware	41-1929997
NRG Huntley Operations Inc.	Delaware	41-1939118
NRG International LLC	Delaware	41-1744096
NRG International II Inc.	Delaware	41-1893527
NRG International III Inc.	Delaware	41-1988391
NRG Latin America Inc.	Delaware	41-1910733
NRG Kaufman LLC	Delaware	74-2982419
NRG Marketing Services LLC	Delaware	74-2982421
NRG Mesquite LLC	Delaware	74-2982421
NRG MidAtlantic Affiliate Services Inc.	Delaware	41-1996587
NRG MidAtlantic Generating LLC	Delaware	41-1973740
NRG Middletown Operations Inc.	Delaware	41-1950236
NRG Montville Operations Inc.	Delaware	41-1950237
NRG New Jersey Energy Sales LLC	Delaware	03-0412726
NRG New Roads Holdings LLC	Delaware	41-1968966
NRG North Central Operations Inc.	Delaware	41-2004025
NRG Northeast Affiliate Services Inc.	Delaware	41-1940300
NRG Northeast Generating LLC	Delaware	41-1937472
NRG Norwalk Harbor Operations Inc.	Delaware	41-1950238
NRG Operating Services, Inc.	Delaware	41-1744095
NRG Oswego Harbor Power Operations Inc.	Delaware	41-1939117
NRG Power Marketing Inc.	Delaware	41-1910737
NRG Rocky Road LLC	Delaware	41-1959448
NRG Saguaro Operations Inc.	Delaware	41-2013262
NRG Services Corporation	Delaware	41-1841627
NRG South Central Affiliate Services Inc.	Delaware	41-1996193
NRG South Central Generating LLC	Delaware	41-1963217
NRG South Central Operations Inc.	Delaware	41-2002465
NRG West Coast LLC	Delaware	41-1942517
NRG Western Affiliate Services Inc.	Delaware	41-1949168
Oswego Harbor Power LLC	Delaware	41-1937465
Saguaro Power LLC	Delaware	41-2013654
Somerset Operations Inc.	Delaware	41-1923722
Somerset Power LLC	Delaware	41-1924606
Vienna Operations Inc.	Delaware	41-1973351
Vienna Power LLC	Delaware	41-1973745

NRG Energy, Inc.
Debt Securities
Preferred Stock
Common Stock

        NRG Energy, Inc., from time to time, may offer to sell senior or subordinated debt securities, preferred stock and common stock. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “NRG.”
      We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
      This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

      Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 21, 2005

Page

Where You Can Find More Information	ii
Incorporation Of Certain Information By Reference	ii
Disclosure Regarding Forward-Looking Statements	iii
NRG Energy, Inc.	1
Description Of Securities We May Offer	2
Debt Securities And Guarantees	2
Preferred Stock	4
Common Stock	6
Ratios Of Earnings To Fixed Charges and Earnings To Combined Fixed charges and Preference Dividends	7
Use Of Proceeds	8
Validity Of The Securities	8
Experts	8
EX-4.3: FORM OF INDENTURE
EX-5.1: OPINION OF SKADDEN, ARPS, SLATE, MEAGHER AND FLOM LLP
EX-12.1: STATEMENT RE COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
EX-23.1: CONSENT OF PRICEWATERHOUSECOOPERS LLP
EX-23.2: CONSENT OF KPMG LLP
EX-23.3: CONSENT OF PRICEWATERHOUSECOOPERS LLP
EX-23.4: CONSENT OF KPMG LLP
EX-23.5: CONSENT OF KPMG LLP
EX-23.6: CONSENT OF KPMG LLP
EX-23.7: CONSENT OF KPMG LLP
EX-23.8: CONSENT OF KPMG LLP
EX-23.9: CONSENT OF KPMG LLP
EX-23.10: CONSENT OF KPMG LLP
EX-23.11: CONSENT OF DELOITTE & TOUCHE LLP
EX-25.1: FORM T-1 STATEMENT OF ELIGIBILITY

Where You Can Find More Information
      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. NRG’s SEC filings will also be available to you on the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.
      We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.
Incorporation Of Certain Information By Reference
      The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference herein:

1. Our annual report on Form 10-K for the year ended December 31, 2004 filed on March 30, 2005.

2. Our Definitive Proxy Statement on Schedule 14A filed on April 12, 2005.

3. Our quarterly reports on Form 10-Q for the quarters ended March 31, 2005 filed on May 10, 2005, June 30, 2005 filed on August 9, 2005 and September 30, 2005 filed on November 7, 2005.

4. Our current reports on Form 8-K filed on February 24, 2005, Form 8-K filed on March 3, 2005, two Forms 8-K filed on March 30, 2005 (which do not include information deemed “furnished” for purposes of Regulation F-D), Form 8-K filed on May 24, 2005, Form 8-K/ A filed on May 24, 2005, Form 8-K/ A filed on May 25, 2005, Form 8-K filed on June 15, 2005, Form 8-K/ A filed on June 15, 2005, Form 8-K filed on June 17, 2005, Form 8-K filed on July 18, 2005, Form 8-K filed on August 1, 2005, Form 8-K filed on August 3, 2005, Form 8-K filed on August 9, 2005 (which does not include information deemed “furnished” for purposes of Regulation F-D), Form 8-K filed on August 11, 2005, Form 8-K filed on September 1, 2005, Form 8-K filed on September 7, 2005 (which does not include information deemed “furnished” for purposes of Regulation F-D), Form 8-K filed on October 3, 2005, Form 8-K filed on October 12, 2005, Form 8-K filed on November 7, 2005 (which does not include information deemed “furnished” for purposes of Regulation F-D), Form 8-K filed on December 20, 2005 and Form 8-K filed on December 21, 2005.

5. The description of our common stock contained in the Registration Statement on Form 8-A dated March 22, 2004 filed with the SEC to register such securities under the Securities and Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

      If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:
NRG Energy, Inc.
211 Carnegie Center
Princeton, NJ 08540
(609) 524-4500
Attention: General Counsel
      You should rely only on the information contained in, or incorporated by reference in, this prospectus. We have not authorized anyone else to provide you with different or additional information. This prospectus does not offer to sell or solicit any offer to buy any notes in any jurisdiction where the offer or sale is unlawful. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.
Disclosure Regarding Forward-Looking Statements
      This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance and the expected synergies and other benefits of the acquisition of Texas Genco LLC described herein (including the documents incorporated herein by reference), and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others:

•	Risks and uncertainties related to the capital markets generally, including increases in interest rates and the availability of financing for the acquisition of Texas Genco LLC;

•	NRG’s indebtedness and the additional indebtedness that it will incur in connection with the acquisition of Texas Genco LLC;

•	NRG’s ability to successfully complete the acquisition of Texas Genco LLC, regulatory or other limitations that may be imposed as a result of the acquisition of Texas Genco LLC, and the success of the business following the acquisition of Texas Genco LLC;

•	General economic conditions, changes in the wholesale power markets and fluctuations in the cost of fuel or other raw materials;

•	Hazards customary to the power production industry and power generation operations such as fuel and electricity price volatility, unusual weather conditions, catastrophic weather-related or other damage to facilities, unscheduled generation outages, maintenance or repairs, unanticipated changes to fossil fuel supply costs or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents, or electric transmission or gas pipeline system constraints and the possibility that we may not have adequate insurance to cover losses as a result of such hazards;

•	NRG’s potential inability to enter into contracts to sell power and procure fuel on terms and prices acceptable to it;

•	The liquidity and competitiveness of wholesale markets for energy commodities;

•	Changes in government regulation, including possible changes of market rules, market structures and design, rates, tariffs, environmental laws and regulations and regulatory compliance requirements;

•	Price mitigation strategies and other market structures or designs employed by independent system operators, or ISOs, or regional transmission organizations, or RTOs, that result in a failure to adequately compensate our generation units for all of their costs;

•	NRG’s ability to realize its significant deferred tax assets, including loss carry forwards;

•	The effectiveness of NRG’s risk management policies and procedures and the ability of NRG’s counterparties to satisfy their financial commitments;

•	Counterparties’ collateral demands and other factors affecting NRG’s liquidity position and financial condition;

•	NRG’s ability to operate its businesses efficiently, manage capital expenditures and costs (including general and administrative expenses) tightly and generate earnings and cash flow from its asset-based businesses in relation to its debt and other obligations; and

•	Significant operating and financial restrictions placed on NRG contained in the indenture governing its 8% second priority senior secured notes due 2013, its amended and restated credit facility as well as in debt and other agreements of certain of NRG’s subsidiaries and project affiliates generally.

NRG Energy, Inc.
      NRG Energy is a wholesale power generation company, primarily engaged in the ownership and operation of power generation facilities, the transacting in and trading of fuel and transportation services and the marketing and trading of energy, capacity and related products in the United States and internationally. We have a diverse portfolio of electric generation facilities in terms of geography, fuel type and dispatch levels. Our principal domestic generation assets (without giving effect to the acquisition of Texas Genco LLC) consist of a diversified mix of natural gas-, coal- and oil-fired facilities, representing approximately 40%, 30% and 30% of our total domestic generation capacity, respectively. In addition (without giving effect to the acquisition of Texas Genco LLC), approximately 15% of our domestic generating facilities have dual-or multiple-fuel capacity, which render the ability for plants to dispatch with the lowest cost fuel option.
      Our two principal operating objectives are to optimize performance of our entire portfolio, and to protect and enhance the market value of our physical and contractual assets through the execution of risk management, marketing and trading strategies within well-defined risk and liquidity guidelines. We manage the assets in our core regions on a portfolio basis as integrated businesses in order to maximize profits and minimize risk. Our business involves the reinvestment of capital in our existing assets for reasons of repowering, expansion, pollution control, operating efficiency, reliability programs, greater fuel optionality, greater merit order diversity, and enhanced portfolio effect, among other reasons. Our business also may involve acquisitions intended to complement the asset portfolios in our core regions. From time to time we may also consider and undertake other merger and acquisition transactions that are consistent with our strategy, such as our pending acquisition of Texas Genco LLC.
      On September 30, 2005, we entered into an acquisition agreement, or the Acquisition Agreement, with Texas Genco LLC and each of the direct and indirect owners of equity interests in Texas Genco LLC, or the Sellers. Pursuant to the Acquisition Agreement, we agreed to purchase all of the outstanding equity interests in Texas Genco LLC for a total purchase price of approximately $5.825 billion and the assumption by us of approximately $2.5 billion of indebtedness. The purchase price is subject to adjustment, and includes an equity component valued at $1.8 billion based on a price per share of $40.50 of NRG’s common stock. As a result of the Acquisition, Texas Genco LLC will become a wholly owned subsidiary of NRG and will nearly double our U.S. generation portfolio from approximately 12,005 Megawatts to 23,124 Megawatts.
      We were incorporated as a Delaware corporation on May 29, 1992. Our common stock is listed on the New York Stock Exchange under the symbol “NRG”. Our headquarters and principal executive offices are located at 211 Carnegie Center, Princeton, New Jersey 08540. Our telephone number is (609) 524-4500.
      You can get more information regarding our business by reading our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and the other reports we file with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Description Of Securities We May Offer
Debt Securities And Guarantees
      We may offer secured or unsecured debt securities, which may be convertible. Our debt securities and any related guarantees will be issued under an indenture to be entered into between us and Law Debenture Trust Company of New York. Holders of our indebtedness will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries that do not guarantee our payment obligations under such indebtedness.
      We have summarized certain general features of the debt securities from the indenture. A form of indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities and guarantees will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.
General
      The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.
      Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior or subordinated;

•	applicable subordination provisions, if any;

•	whether securities issued by us will be entitled to the benefits of the guarantees or any other form of guarantee;

•	conversion or exchange into other securities;

•	whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption (including upon a “change of control”) or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	conversion or exchange features;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.
      One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
      United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.
      Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.
      The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.
      We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 or $5,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee maintained in the Borough of Manhattan, The City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Guarantees
      Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.
Global Securities
      The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
      The indenture, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.
Preferred Stock
      The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms that will be disclosed in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by us, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of our amended and restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of incorporation, as amended and restated, is incorporated by reference into the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.
      As of the date of this prospectus, we are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share. As of December 16, 2005, 420,000 shares of 4% Convertible Perpetual Preferred Stock were outstanding and 250,000 shares of 3.625% Convertible Perpetual Preferred Stock were outstanding. Under our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the number of shares to be included in the series;

•	the designation, powers, preferences and rights of the shares of the series; and

•	the qualifications, limitations or restrictions of such series.

      Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the amended and restated certificate of incorporation. The term “board of directors” includes any duly authorized committee.
      The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our or our subsidiaries’ officers, directors and employees pursuant to benefit plans or otherwise. Shares of preferred stock we issue may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our board of directors.
      The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.
      The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.
Rank
      Unless otherwise specified in the prospectus supplement relating to the shares of a series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.
Dividends
      Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.
      We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.
      Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.
      Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange
      The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities.
Redemption and Sinking Fund
      If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the option of the holder thereof and may be mandatorily redeemed. Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.
      Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.
      No series of preferred stock will receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.
Liquidation Preference
      Upon any voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.
      If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
      The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; and

•	as required by applicable law.
      Holders of our 4% Convertible Perpetual Preferred Stock are entitled to one vote for each share held by such holder on all matters voted upon by our common stockholders.
Common Stock
      The following description of our common stock is only a summary. We encourage you to read our amended and restated certificate of incorporation, which is incorporated by reference into the registration statement of which this prospectus forms a part. As of the date of this prospectus, we are authorized to issue up to 500,000,000 shares of common stock, $0.01 par value per share. As of December 16, 2005, we had outstanding 80,701,888 shares of our common stock.

Liquidation Rights
      Upon voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock.
Dividends
      Except as otherwise provided by the Delaware General Corporation Law or our amended and restated certificate of incorporation, the holders of our common stock, subject to the rights of holders of any series of preferred stock, shall share ratably in all dividends as may from time to time be declared by our board of directors in respect of our common stock out of funds legally available for the payment thereof and payable in cash, stock or otherwise, and in all other distributions (including, without limitation, our dissolution, liquidation and winding up), whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise, after payment of liabilities and liquidation preference on any outstanding preferred stock.
Voting Rights
      Except as otherwise provided by the Delaware General Corporation Law or our certificate of incorporation and subject to the rights of holders of any series of preferred stock, all the voting power of our stockholders shall be vested in the holders of our common stock, and each holder of our common stock shall have one vote for each share held by such holder on all matters voted upon by our stockholders.
      Subject to the rights of holders of any outstanding shares of preferred stock to act by written consent, our stockholders may not take any action by written consent in lieu of a meeting and must take any action at a duly called annual or special meeting of stockholders.
      The affirmative vote of holders of at least two-thirds of the combined voting power of our outstanding shares eligible to vote in the election of directors is required to alter, amend or repeal provisions in the amended and restated certificate of incorporation regarding indemnification, classification of directors, action by written consent and changes to voting requirements applicable to such provisions.
Conversion and Exchange
      Our common stock is not convertible into, or exchangeable for, any other class or series of our capital stock.
Miscellaneous
      Holders of our common stock have no preemptive or other rights to subscribe for or purchase additional securities of ours. We are subject to Section 203 of the DGCL. Shares of our common stock are not subject to calls or assessments. No personal liability will attach to holders of our common stock under the laws of the State of Delaware (our state of incorporation) or of the State of New Jersey (the state in which our principal place of business is located). All of the outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed and traded on the New York Stock Exchange under the symbol “NRG.”
Ratios Of Earnings To Fixed Charges and Earnings To Combined Fixed Charges and Preference Dividends
      The ratios of earnings to fixed charges and earnings to combined fixed charges and preference dividends for the periods indicated are stated below. For this purpose, “earnings” include pre-tax income (loss) before adjustments for minority interest in our consolidated subsidiaries and income or loss from equity investees, plus fixed charges and distributed income of equity investees, reduced by interest capitalized. “Fixed charges” include interest, whether expensed or capitalized, amortization of debt expense and the portion of rental expense that is representative of the interest factor in these rentals. “Preference dividends” equals the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities. “Predecessor Company” refers to NRG’s operations prior to December 6, 2003, before emergence from bankruptcy and “Reorganized NRG” refers to NRG’s operations from December 6, 2003 onwards, after emergence from bankruptcy.

	Reorganized NRG						Predecessor Company

									Year
	Nine Months		Year		December 6,		January 1,		Ended
	Ended		Ended		2003 through		2003 through		December 31,
	September 30,		December 31,		December 31,		December 5,
	2005		2004		2003		2003		2002		2001		2000

Ratio of Earnings to Fixed Charges	1.19	x	1.83	x	1.68	x	9.82	x(1)	—	(2)	1.26	x	1.81	x
Ratio of Earnings to Combined Fixed Charges and Preference Dividends	1.04	x	1.82	x	1.68	x	9.82	x(1)	—	(2)	1.26	x	1.81	x

(1)	For the period January 1, 2003 through December 5, 2003, the earnings include a one time earning of $4,118,636,000 due to Fresh Start adjustments.

(2)	For the year ended December 31, 2002, the deficiency of earnings to fixed charges was $3,023,467,000.
Use Of Proceeds
      We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.
Validity Of The Securities
      In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
Experts
      The consolidated financial statements and schedule of NRG Energy, Inc. (the Company) as of December 31, 2004, and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, included in the Company’s Form 10-K, as amended on Form 8-K dated December 20, 2005, which is incorporated by reference in this registration statement, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
      The consolidated financial statements and schedule of NRG South Central Generating LLC and subsidiaries and the financial statements and schedule of Louisiana Generating LLC as of December 31, 2004 and for the year then ended, the consolidated financial statements of NRG Northeast Generating LLC and subsidiaries, NRG Mid Atlantic Generating LLC and subsidiaries, NRG International LLC and subsidiaries and the financial statements of Indian River Power LLC and subsidiaries as of December 31, 2004 and for the year then ended, the financial statements of Oswego Harbor Power LLC as of December 31, 2004 and 2003 and for the year ended December 31, 2003 and the period from December 6, 2003 to December 31, 2003 and the statements of operations, member’s equity and comprehensive income and cash flows of Oswego Harbor Power LLC for the period from January 1, 2003 to December 5, 2003, have been incorporated by reference herein in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.
      The consolidated financial statements of NRG Energy, Inc. as of December 31, 2003 and for the period December 6, 2003 through December 31, 2003, the period January 1, 2003 through December 5, 2003 and the year ended December 31, 2002 incorporated in this prospectus by reference to NRG Energy, Inc.’s annual report on Form 10-K for the year ended December 31, 2004, as amended on Form 8-K dated December 20, 2005, which is incorporated by reference in this registration statement, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
      The consolidated financial statements of NRG Northeast Generating LLC, NRG South Central Generating LLC, Louisiana Generating LLC, NRG Mid Atlantic Generating LLC, Indian River Power LLC, and NRG International LLC as of December 31, 2003 and for the period from December 6, 2003 through December 31, 2003, the period from January 1, 2003 through December 5, 2003 and the year ended December 31, 2002 incorporated in this prospectus by reference to NRG Energy, Inc.’s current report on Form 8-K dated June 14, 2005, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
      The consolidated financial statements of West Coast Power LLC incorporated in this prospectus by reference to NRG Energy, Inc.’s annual report on Form 10-K for the year ended December 31, 2004, as amended on Form 8-K dated December 20, 2005, which is incorporated by reference in this registration statement, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
      The consolidated balance sheet of Texas Genco LLC and subsidiaries as of December 31, 2004 and the related consolidated statements of operations, cash flows, members’ equity and comprehensive loss for the period from July 19, 2004 to December 31, 2004, all incorporated in this prospectus by reference to NRG Energy, Inc.’s current report on Form 8-K, filed on December 21, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
      The consolidated balance sheet of Texas Genco Holdings, Inc. and subsidiaries as of December 31, 2003 and 2004 and the related statements of consolidated operations, cash flows, and capitalization and shareholders’ equity for each of the three years for the period ended December 31, 2004, and the statement of consolidated comprehensive loss for each of the three years for the period ended December 31, 2004, all incorporated in this prospectus by reference to NRG Energy, Inc.’s current report on Form 8-K, filed on December 21, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution
      The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the Registrant.

Amount to
be Paid

SEC registration fee	*
Legal fees and expenses	$1,000,000
Accounting fees and expenses	300,000
Stock exchange listing fees	150,000
Blue sky fees	10,000
Printing fees	200,000
Rating agency fees	1,500,000
Trustee’s fees and expenses	50,000
Miscellaneous	100,000

Total	$3,310,000.00

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

Item 15.	Indemnification of Directors and Officers
      Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a corporation, subject to the procedures and limitations stated therein, to indemnify its directors, officers, employees and agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement reasonably incurred provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, although in the case of proceedings brought by or on behalf of the corporation, indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation, unless the court determines otherwise. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.
      Article NINE of our Amended and Restated Certificate of Incorporation provides for the limitation of liability of directors and for the indemnification of directors and officers. Article NINE states that to the fullest extent permitted by the DGCL, and except as otherwise provided in our Amended and Restated By-laws, (i) no director of the Company shall be liable to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Company or its stockholders; and (ii) the Company shall indemnify its officers and directors.
      Set forth below are material provisions of Article FIVE of our by-laws that authorize the indemnification of directors and officers:

•	Section 1 of Article FIVE provides that our directors and officers shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL. In addition, this right of indemnification continues to persons who have ceased to be our directors or officers and to his or her heirs, executors and administrators; provided, however, that, except with respect to proceedings to enforce rights to indemnification, the Company shall not indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee except to the extent such proceeding was authorized in writing by the board of directors of the Company.

•	Section 3 of Article FIVE provides that the Company may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Company against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

•	Section 5 of Article FIVE provides that the rights to indemnification conferred in Article FIVE of our by-laws and in our certificate of incorporation shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16.	Exhibits

Incorporated by
Reference to
Exhibit No	Description	Filings Indicated

1.1	Form of Underwriting Agreement related to debt securities, preferred stock and common stock	*

4.1	Specimen of certificate representing common stock, par value $0.01 per share	*

4.2	Specimen of certificate representing preferred stock, par value $0.01 per share	*

4.3	Form of Indenture, to be entered into between NRG Energy, Inc. and Law Debenture Trust Company of New York, as trustee	**

4.4	Form of debt securities	*

5.1	Opinion of Skadden, Arps, Slate, Meagher and Flom LLP	**

12.1	Statement re computation of ratios of earnings to fixed charges	**

23.1	Consent of PricewaterhouseCoopers LLP	**

23.2	Consent of KPMG LLP	**

23.3	Consent of PricewaterhouseCoopers LLP (with respect to West Coast Power LLC)	**

23.4	Consent of KPMG LLP (with respect to NRG Northeast Generating LLC)	**

23.5	Consent of KPMG LLP (with respect to NRG Mid Atlantic Generating LLC)	**

23.6	Consent of KPMG LLP (with respect to NRG International LLC)	**

23.7	Consent of KPMG LLP (with respect to Indian River Power LLC)	**

23.8	Consent of KPMG LLP (with respect to Oswego Harbor Power LLC)	**

23.9	Consent of KPMG LLP (with respect to NRG South Central Generating LLC)	**

23.10	Consent of KPMG LLP (with respect to Louisiana Generating LLC)	**

23.11	Consent of Deloitte & Touche LLP (with respect to Texas Genco LLC and Texas Genco Holdings, Inc.)	**

23.12	Consent of Skadden, Arps, Slate, Meagher and Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Law Debenture Trust Company of New York , the trustee under the Indenture	**

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.

Item 17.	Undertakings
      The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of NRG Energy, Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(6)(2) of the Trust Indenture Act.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on the 21st day of December, 2005.

NRG Energy, Inc.

By:	/s/ David Crane

Name: David Crane

Title:	President and Chief Executive Officer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ David Crane David Crane	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2005

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 21, 2005

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller (Principal Accounting Officer)	December 21, 2005

/s/ John F. Chlebowski John F. Chlebowski	Director	December 21, 2005

/s/ Lawrence S. Coben Lawrence S. Coben	Director	December 21, 2005

/s/ Howard E. Cosgrove Howard E. Cosgrove	Director (Chairman of the Board)	December 21, 2005

Signature	Title	Date

/s/ Stephen L. Cropper Stephen L. Cropper	Director	December 21, 2005

/s/ Maureen Miskovic Maureen Miskovic	Director	December 21, 2005

/s/ Anne C. Schaumburg Anne C. Schaumburg	Director	December 21, 2005

/s/ Herbert H. Tate Herbert H. Tate	Director	December 21, 2005

/s/ Thomas H. Weidemeyer Thomas H. Weidemeyer	Director	December 21, 2005

/s/ Walter R. Young Walter R. Young	Director	December 21, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Arthur Kill Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

ARTHUR KILL POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG NORTHEAST GENERATING LLC		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Astoria Gas Turbine Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

ASTORIA GAS TURBINE POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG NORTHEAST GENERATING LLC		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Berrians I Gas Turbine Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

BERRIANS I GAS TURBINE POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG ENERGY, INC.		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido Executive Vice President and Regional President, Northeast Region

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Big Cajun II Unit 4 LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

BIG CAJUN II UNIT 4 LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG SOUTH CENTRAL GENERATING LLC		Sole Member

By:	/s/ John P. Brewster John P. Brewster Vice President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Capistrano Cogeneration Company, a California corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

CAPISTRANO COGENERATION COMPANY

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Robert M. Henry Robert M. Henry	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Chickahominy River Energy Corp., a Virginia corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

CHICKAHOMINY RIVER ENERGY CORP.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Scott J. Davido Scott J. Davido	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Commonwealth Atlantic Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

COMMONWEALTH ATLANTIC POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG ENERGY, INC		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido Executive Vice President and Regional President, Northeast Region

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Conemaugh Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

CONEMAUGH POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG MIDATLANTIC GENERATING LLC		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Connecticut Jet Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

CONNECTICUT JET POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG NORTHEAST GENERATING LLC		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Devon Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

DEVON POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG NORTHEAST GENERATING LLC		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Dunkirk Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

DUNKIRK POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG NORTHEAST GENERATING LLC		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Eastern Sierra Energy Company, a California corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

EASTERN SIERRA ENERGY COMPANY

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Robert Henry Robert Henry	Director

/s/ David Lloyd David Lloyd	Director

/s/ Ershel Redd Ershel Redd	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, ESOCO Molokai Inc., a Utah corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

ESOCO MOLOKAI INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

ESOCO MOLOKAI, INC.

By:	/s/ John P. Brewster John P. Brewster President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Hanover Energy Company, a California corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

HANOVER ENERGY COMPANY

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Scott J. Davido Scott J. Davido	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Huntley Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

HUNTLEY POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG NORTHEAST GENERATING LLC		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Indian River Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

INDIAN RIVER OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Indian River Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

INDIAN RIVER POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG MIDATLANTIC GENERATING LLC		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, James River Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

JAMES RIVER POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG ENERGY, INC.		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido Executive Vice President and Regional President, Northeast Region

/s/ Robert M. Henry Robert M. Henry		Sole Management Committee Member

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Kaufman Cogen, LP, a Delaware limited partnership, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

KAUFMAN COGEN, LP

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG KAUFMAN LLC.		General Partner

By:	/s/ Robert M. Henry Scott J. Davido Vice President and Assistant Secretary

NRG ENERGY, INC.		Sole Member of the General Partner

By:	/s/ Scott J. Davido Scott J. Davido Executive Vice President and Regional President, Northeast Region

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Keystone Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

KEYSTONE POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG MIDATLANTIC GENERATING LLC		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Louisiana Generating LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

LOUISIANA GENERATING LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG SOUTH CENTRAL GENERATING LLC		Sole Member

By:	/s/ John P. Brewster John P. Brewster Vice President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, LS Power Management LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

LS POWER MANAGEMENT LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG ENERGY INC.		Sole Member

By:	/s/ Timothy W.J. O’Brien Timothy W.J. O’Brien Vice President and General Counsel

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Middletown Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

MIDDLETOWN POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
*
* * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG NORTHEAST GENERATING LLC		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Montville Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

MONTVILLE POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG NORTHEAST GENERATING LLC		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NEO California Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NEO CALIFORNIA POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NEO CORPORATION		Sole Member

By:	/s/ Ershel Redd Ershel Redd President

/s/ Robert M. Henry Robert M. Henry		Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NEO Chester-Gen LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NEO CHESTER-GEN LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc.(principal accounting officer)

NEO CORPORATION		Sole Member

By:	/s/ Ershel Redd Ershel Redd President

/s/ Robert M. Henry Robert M. Henry		Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NEO Corporation, a Minnesota corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NEO CORPORATION

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc.(principal accounting officer)

/s/ Robert M. Henry Robert M. Henry	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NEO Freehold-Gen LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NEO FREEHOLD-GEN LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc.(principal accounting officer)

NEO CORPORATION		Sole Member

By:	/s/ Ershel Redd Ershel Redd President

/s/ Robert M. Henry Robert M. Henry		Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NEO Landfill Gas Holdings Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NEO LANDFILL GAS HOLDINGS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Michael R. Carroll Michael R. Carroll	Director

/s/ Ershel C. Redd, Jr. Ershel C. Redd, Jr.	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NEO Montauk Genco Management LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NEO MONTAUK GENCO
MANAGEMENT LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NEO CORPORATION

By:	/s/ Robert M. Henry Robert M. Henry Vice President	Sole Member

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NEO Power Services Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NEO POWER SERVICES INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Michael R. Carroll Michael R. Carroll	Director

/s/ Ershel C. Redd, Jr. Ershel C. Redd, Jr.	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Norwalk Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NORWALK POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG NORTHEAST GENERATING LLC		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Affiliate Services Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG AFFILIATE SERVICES INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Denise Wilson Denise Wilson	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Arthur Kill Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG ARTHUR KILL OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine Jacobs Christine Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Asia-Pacific, Ltd., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG ASIA-PACIFIC, LTD.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ John P. Brewster John P. Brewster	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Astoria Gas Turbine Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG ASTORIA GAS TURBINE OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Bayou Cove LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG BAYOU COVE LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG SOUTH CENTRAL GENERATING LLC		Sole Member

By:	/s/ John P. Brewster John P. Brewster Vice President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Cabrillo Power Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG CABRILLO POWER OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Cadillac Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG CADILLAC OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG California Peaker Operations LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG CALIFORNIA PEAKER OPERATIONS LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG OPERATING SERVICES, INC.		Sole Member

By:	/s/ Christine A. Jacobs Christine A. Jacobs President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Connecticut Affiliate Services Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG CONNECTICUT AFFILIATE SERVICES INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Denise Wilson Denise Wilson	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Devon Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG DEVON OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Development Company Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG DEVELOPMENT COMPANY INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG ENERGY INC.		Sole Member

By:	/s/ Timothy W.J. O’Brien Timothy W.J. O’Brien Vice President and General Counsel

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Dunkirk Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG DUNKIRK OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG El Segundo Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG EL SEGUNDO OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Huntley Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG HUNTLEY OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG International LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG INTERNATIONAL LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG ENERGY, INC.		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido Executive Vice President and Regional President, Northeast Region

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG International II Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG INTERNATIONAL II INC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG INTERNATIONAL, LLC		Sole Member

By:	/s/ Robert M. Henry Robert M. Henry Vice President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG International III Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG INTERNATIONAL III INC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG INTERNATIONAL, LLC		Sole Member

By:	/s/ Robert M. Henry Robert M. Henry Vice President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Latin America Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG LATIN AMERICA INC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG ENERGY, INC.		Sole Member

By:	/s/ Timothy W.J. O’Brien Timothy W.J. O’Brien Vice President and General Counsel

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Kaufman LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG KAUFMAN LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG ENERGY, INC.		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido Executive Vice President and Regional President, Northeast Region

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Marketing Services LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG MARKETING SERVICES LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG ENERGY, INC.		Sole Member

By:	/s/ Timothy W.J. O’Brien Timothy W.J. O’Brien Vice President and General Counsel

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Mesquite LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG MESQUITE LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG ENERGY, INC.		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido Executive Vice President and Regional President, Northeast Region

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG MidAtlantic Affiliate Services Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG MIDATLANTIC AFFILIATE SERVICES INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Denise Wilson Denise Wilson	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG MidAtlantic Generating LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG MIDATLANTIC GENERATING LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG ENERGY, INC.		Sole Member

By:	/s/ David Crane David Crane President, Chief Executive Officer and Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Middletown Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG MIDDLETOWN OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Montville Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG MONTVILLE OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG New Jersey Energy Sales LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG NEW JERSEY ENERGY SALES LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG POWER MARKETING, INC.		Sole Member

By:	/s/ Shiran Kochavi Shiran Kochavi Secretary

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG New Roads Holdings LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG NEW ROADS HOLDINGS LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG SOUTH CENTRAL GENERATING LLC		Sole Member

By:	/s/ John P. Brewster John P. Brewster Vice President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG North Central Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG NORTH CENTRAL OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Northeast Affiliate Services Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG NORTHEAST AFFILIATE SERVICES INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Denise Wilson Denise Wilson	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Northeast Generating LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG NORTHEAST GENERATING LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG ENERGY, INC.		Sole Member

By:	/s/ David Crane David Crane President, Chief Executive Officer and Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Norwalk Harbor Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG NORWALK HARBOR OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Operating Services, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG OPERATING SERVICES INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Oswego Harbor Power Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG OSWEGO HARBOR POWER OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Power Marketing Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG POWER MARKETING INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Kevin T. Howell Kevin T. Howell	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Rocky Road LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG ROCKY ROAD LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG ENERGY, INC.		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido Executive Vice President and Regional President, Northeast Region

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Saguaro Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG SAGUARO OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Services Corporation, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG SERVICES CORPORATION

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG ENERGY, INC.		Sole Member

By:	/s/ Timothy W.J. O’Brien Timothy W.J. O’Brien Vice President and General Counsel

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG South Central Affiliate Services Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG SOUTH CENTRAL AFFILIATE
SERVICES INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Denise Wilson Denise Wilson	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG South Central Generating LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG SOUTH CENTRAL GENERATING LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG ENERGY, INC.		Sole Member

By:	/s/ David Crane David Crane President, Chief Executive Officer and Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG South Central Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG SOUTH CENTRAL OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG West Coast LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG WEST COAST LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG ENERGY, INC.		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido Executive Vice President and Regional President, Northeast Region

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, NRG Western Affiliate Services Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

NRG WESTERN AFFILIATE SERVICES INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Denise Wilson Denise Wilson	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Oswego Harbor Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

OSWEGO HARBOR POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG NORTHEAST GENERATING LLC		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Saguaro Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

SAGUARO POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG WEST COAST LLC		Sole Member

By:	/s/ Ershel Redd Ershel Redd President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Somerset Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

SOMERSET OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Vienna Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

SOMERSET POWER LLC

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature		Title

/s/ David Crane David Crane		President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon		Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby		Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

NRG NORTHEAST GENERATING LLC		Sole Member

By:	/s/ Scott J. Davido Scott J. Davido President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Vienna Operations Inc., a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 21, 2005.

VIENNA OPERATIONS INC.

By:	/s/ George P. Schaefer

George P. Schaefer
Treasurer
POWER OF ATTORNEY
      The individuals whose signatures appear below constitute and appoint David Crane, Timothy W.J. O’Brien and Tanuja M. Dehne, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
* * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2005.

Signature	Title

/s/ David Crane David Crane	President and Chief Executive Officer of NRG Energy, Inc. (principal executive officer)

/s/ Robert C. Flexon Robert C. Flexon	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)

/s/ James J. Ingoldsby James J. Ingoldsby	Vice President and Controller of NRG Energy, Inc. (principal accounting officer)

/s/ Christine A. Jacobs Christine A. Jacobs	Sole Director

INDEX TO EXHIBITS

Incorporated by
Exhibit		Reference to
No	Description	Filings Indicated

1.1	Form of Underwriting Agreement related to debt securities, preferred stock and common stock	*

4.1	Specimen of certificate representing common stock, par value $0.01 per share	*

4.2	Specimen of certificate representing preferred stock, par value $0.01 per share	*

4.3	Form of Indenture, to be entered into between NRG Energy, Inc. and Law Debenture Trust Company of New York, as trustee	**

4.4	Form of debt securities	*

5.1	Opinion of Skadden, Arps, Slate, Meagher and Flom LLP	**

12.1	Statement re computation of ratios of earnings to fixed charges	**

23.1	Consent of PricewaterhouseCoopers LLP	**

23.2	Consent of KPMG LLP	**

23.3	Consent of PricewaterhouseCoopers LLP (with respect to West Coast Power LLC)	**

23.4	Consent of KPMG LLP (with respect to NRG Northeast Generating LLC)	**

23.5	Consent of KPMG LLP (with respect to NRG Mid Atlantic Generating LLC)	**

23.6	Consent of KPMG LLP (with respect to NRG International LLC)	**

23.7	Consent of KPMG LLP (with respect to Indian River Power LLC)	**

23.8	Consent of KPMG LLP (with respect to Oswego Harbor Power LLC)	**

23.9	Consent of KPMG LLP (with respect to NRG South Central Generating LLC)	**

23.10	Consent of KPMG LLP (with respect to Louisiana Generating LLC)	**

23.11	Consent of Deloitte & Touche LLP	**

23.12	Consent of Skadden, Arps, Slate, Meagher and Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Law Debenture Trust Company of New York , the trustee under the Indenture	**

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.